Exhibit 99.3

Merger of CECO Environmental Corp. and PMFG, Inc.

FREQUENTLY ASKED QUESTIONS

Senior leaders of Peerless Mfg. Co. and its operating subsidiaries can use these questions and answers to respond to questions from employees. This list contains specific questions about the merger and more difficult questions regarding jobs and synergies. These questions are not intended for wide distribution to employees. Questions are organized into the following sections:

•	Transaction background, rationale and process

•	Employment and jobs

•	Employee benefits

•	PMFG stock

•	Communication

TRANSACTION BACKGROUND, RATIONALE AND PROCESS

1.	Can you describe the nature of the transaction?

A.	On Sunday May 3, 2015 the board of directors of CECO Environmental Corp (“CECO”) and PMFG, Inc. (“PMFG”), the parent company of Peerless Mfg. Co., unanimously approved a merger of the two companies in which CECO will acquire PMFG. The transaction remains subject to approval by the shareholders of both CECO and PMFG, as well as certain regulatory approvals.

In general, if the shareholders of both CECO and PMFG agree to the transaction then the PMFG shareholders will be entitled to receive cash and/or CECO stock in exchange for their shares of PMFG stock. PMFG would become a subsidiary of CECO.

2.	Why have the two companies decided to merge?

A.	As more fully described in the attached press release, we believe the benefits of the merger include:

•	Enables CECO to leverage both companies’ blue-chip technology portfolios and highly respected brand name products across a variety of applications. The combination of these portfolios will allow the combined company to provide a more comprehensive customer solution from a single source provider.

•	The combination of both silencer technology brands (Burgess Manning at Peerless and Aarding at CECO) will create a leading global manufacturer within the noise reduction and abatement market segment with expanded product alternatives and increased opportunities for the reduction of sourcing costs.

•	Peerless brings one of the leading SCR and SNCR technologies to the portfolio, which are critical to the control of emissions in both utility and industrial power generation facilities. The addition of PMFG’s SCR and SNCR technologies to CECO’s product portfolio is key to its goal of becoming a complete solutions provider to its customers in the power generation and industrial end markets as well expanding its presence along the energy value chain.

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•	CCA’s burner conversion technology represents a significant addition to CECO’s air pollution control business providing critical combustion control technologies used to reduce air pollutants at the point of combustion for a variety of facilities including utility power plants, paper & pulp mills, chemical plans, oil refineries and ethanol plants.

•	Enhanced selling opportunities through each company’s respective sales channels and cross-selling products to customers across all industries and geographies. Examples include the ability to sell Peerless’ environmental products and services through CECO’s robust sales network in China and increasing CECO’s European sales through Peerless’ well-established sales channels in Europe and the Middle East.

•	The combination will further broaden CECO’s client base for after-market sales and recurring revenue as a larger installed base can be targeted. CECO has made significant investments in building a sales organization focused on targeting key purchasing decision makers at the customer level including facility operators and procurement teams, which are critical relationships to secure after-market orders. The addition of Peerless gives CECO a combined installed base of approximately $5 billion, which significantly expands the opportunity to drive recurring revenue across the company.

3.	Where can I find out more information about CECO?

A.	CECO is a leading global environmental technology company focused on critical solutions in the product recovery, air pollution control, fluid handling and filtration segments. Through its well-known brands, CECO provides a wide spectrum of products and services including dampers & diverters, cyclonic technology, thermal oxidizers, filtration systems, scrubbers, fluid handling equipment and plant engineered services and engineered design build fabrication. These products play a vital role in helping companies achieve exacting production standards, meeting increasing plant needs and stringent emissions control regulations around the globe. CECO globally serves a broad range of markets and industries including power, municipalities, chemical, industrial manufacturing, refining, petrochemical, metals, minerals & mining, hospitals and universities. CECO is focused on building long-term stockholder value by bringing its unique technology, portfolio and operational excellence to strategic key growth markets around the world, while maintaining the highest standards of employee development, project execution and safety leadership.

You can find out more information about CECO on their website at www.cecoenviro.com.

4.	Will CECO and PMFG form a new company with a new name?

A.	PMFG will become a subsidiary of CECO, but the name of the operation has not yet been decided.

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5.	When do you expect the transaction to close?

A.	There are a number of steps that must be completed prior to closing, some of which are outside of our control. We currently expect to close on the transaction toward the end of the third quarter of the calendar year.

6.	What are the next steps between now and when the transaction is finalized?

A.	Under the terms of the merger agreement, PMFG will have 45 business days to solicit interest from other parties that may be willing to submit a superior offer for consideration by PMFG’s Board of Directors.

During that same time we will be working with CECO and its advisors to prepare a proxy statement that will be filed with the Securities and Exchange Commission and ultimately distributed to the shareholders of both CECO and PMFG.

There are a number of regulatory filings that must be met along the way.

7.	What happens if the transaction is not completed?

A.	We are focused on completing the transaction. However, if for some reason, the transaction does not go through, we will proceed forward as we have in the past - operating as a global provider of critical separation and filtration and environmental technology solutions for the benefit of our shareholders, customers, employees and others.

8.	We are in the process of issuing responses to proposals and accepting new orders. Should we keep moving with them?

A.	Yes, It is critical that we continue to conduct our business as usual and follow established business practices. There are a number of milestones that must be accomplished before the transaction is completed and there is no certainty that the transaction will be completed. Each of us has a responsibility to achieve maximum profitability and efficiency both prior to and after the completion of the transaction.

9.	Will we need to consult CECO before making decisions on customer projects? Other matters?

A.	Under the terms of the merger agreement, we have agreed that Peerless may run its business in a manner consistent with past practices. Established authorizations remain in place unless you are instructed otherwise. There are a few matters where we will need to consult CECO but those situations are expected to be minimal and will occur at the executive management level.

SYNERGIES AND OVERLAP

10.	What business sectors does CECO operate in?

A.

CECO is a leading global environmental technology company focused on critical solutions in the product recovery, air pollution control, fluid handling and filtration segments. Through its well-known brands, CECO provides a wide spectrum of products and services including dampers & diverters, cyclonic technology, thermal oxidizers, filtration systems, scrubbers, fluid handling

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equipment and plant engineered services and engineered design build fabrication. These products play a vital role in helping companies achieve exacting production standards, meeting increasing plant needs and stringent emissions control regulations around the globe. CECO globally serves a broad range of markets and industries including power, municipalities, chemical, industrial manufacturing, refining, petrochemical, metals, minerals & mining, hospitals and universities.

11.	Is there significant overlap between target markets, customers, or products?

A.	While both CECO and PMFG provide environmental systems solutions and have significant business in the energy market, we generally would not be considered direct competitors. In contrast, we believe our products are complementary, which will allow the combined company to provide a more comprehensive customer solution from single source provider.

12.	What do we tell our independent sales representatives that are under contract to sell CECO products or that sell products that compete with CECO?

A.	Each Business Unit leader will coordinate communication regarding the potential merger with our major customers, suppliers, and independent sales representatives. After the merger is completed, we will undertake a process to evaluate each of our independent representative relationships. Until such time we are two separate companies and will continue to operate as such.

EMPLOYMENT	AND JOBS

13.	What will happen with my job?

A.	We anticipate that the merger will be completed in the third quarter of this calendar year. Decisions about positions and individual employee status will follow the completion of the merger. It’s important to note that CECO has entered into this transaction with Peerless because of our strengths, and those strengths include our people. No decisions have been made at this point about the number, nature or location of jobs after close.

14.	We have vacancies in our department. Are we still going to fill them?

A.	It is important to keep the business running effectively. We have carefully evaluated the open positions in the organization and believe that they are important to the stability and ongoing success of the business, and will continue with our recruitment efforts for our current approved vacancies.

15.	What should we do about our fiscal 2015 / fiscal 2016 objectives included in our annual performance review?

A.	It’s important that we continue to run the business effectively and smoothly. To that end, please continue to work toward the objectives established in your fiscal 2015 annual performance review. As it relates to the development of your fiscal 2016 objectives, you will receive additional guidance.

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EMPLOYEE BENEFITS

16.	What will happen with our pay and benefits after the Merger?

A.	At the present time, we understand there will be no changes to compensation or benefits immediately following the Merger. That is not to say there will not be changes in the future.

Your Peerless health and welfare benefits will continue unchanged through December 31, 2015, following which we will seek to align the health and welfare benefits with those offered by CECO.

17.	What will happen to my accrued PTO balance (US only)?

A.	Until you are notified of a change in practice, you will continue to earn paid time off consistent with the manner set forth in the employee handbook maintained on SharePoint.

18.	Will I still be eligible to receive amounts earned, if any, under the Peerless annual cash incentive compensation plan?

A.	The financial and non-financial objectives established under the Peerless annual cash incentive compensation plan have been established based on performance through June 27, 2015. Consistent with past practice, amounts earned, if any, will be paid out within 75 days of the end of the fiscal year end. The program design, participants and targets have not yet been established for fiscal 2016.

19.	Will I still be eligible to receive amounts earned, if any, under the Peerless sales incentive plan (US only)?

A.	Until you are notified of a change in practice, personnel eligible to participate in the Peerless sales incentive plan will continue to earn incentive compensation upon the achievement to established targets. The program design, participants and targets have not yet been established for fiscal 2016.

20.	What will happen to our 401(k) Plan (US only)?

A.	CECO maintains a defined contribution plan similar to that sponsored by Peerless. Subsequent to the close of the transaction, we anticipate working with CECO to merge the two plans. More detailed information will be provided at a later time.

21.	What if I have a loan outstanding under the 401(k) Plan (US only)?

A.	The ability to transfer loan balances from the Peerless 401(k) Plan to the CECO defined contribution plan is not yet known. More detailed information will be provided at a later time.

22.	Will there be severance benefits if our jobs our eliminated?

A.	In the event a position is eliminated within 6 months after the merger is completed, consistent with our past practice, severance will be offered.

23.	Will there be health care continuation if we lose our jobs (US only)?

A.	We will offer COBRA coverage for separated employees.

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PMFG STOCK

24.	What happens to PMFG stock?

A.	Under the terms of the merger agreement, PMFG stockholders may elect to exchange each share of PMFG stock for either $6.85 in cash or shares of CECO common stock having an equivalent value based on the volume weighted trading price of CECO common stock for the 15-trading day period ending on the date preceding the closing of the merger, subject to a collar. Overall elections are subject to proration such that approximately 45% of the PMFG shares will be exchanged for cash and 55% for stock.

CECO and PMFG will be issuing a joint proxy statement that will provide more details on the exchange of PMFG stock for cash and/or CECO common stock.

25.	What happens to my equity awards that have not yet vested?

A.	Under the terms of the merger agreement, the remaining vesting period for equity awards granted prior to the close of the transaction will be accelerated. Employees that have been granted restricted stock will be treated the same as holders of all other shares (see response to question 24). Employees that have been granted restricted stock units will receive cash equal to $6.85 for each restricted stock unit.

26.	PMFG has historically granted equity awards in July of each year. Will equity awards be granted in July 2015?

A.	Under the terms of the merger agreement, the Company has agreed to defer the grant of equity awards until after the close of the transaction. CECO maintains an equity award program. All equity grants subsequent to close will be issued under one of the CECO equity plans. Should the close of the transaction be delayed beyond September 15, 2015, the Company will have the right to issue a limited number of equity awards.

COMMUNICATIONS

27.	Why haven’t you given us any advance warning of this?

A.	With a transaction of this nature, and especially between two publicly held companies, the need for confidentiality is critical in order to avoid any appearance of impropriety and to avoid the risk or appearance of insider trading. We are highly regulated by the SEC throughout the merger planning process, and must abide by strict rules in terms of communications, both internally and externally.

28.	What can I tell my customers, suppliers and others about the transaction?

A.	First of all, both companies are public companies. The rules related to material, non-public information have not changed. You must always be careful with what you discuss in public or disclose to any individual outside of the company.

Maintaining a clear and consistent message with our customers and suppliers is critical. We have developed communication plans and responsibilities for key customer and suppliers. As such, unless you have been specifically asked to

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participate in such communications we ask that you not respond verbally or in writing with any details that are not disclosed in the press release regarding the merger.

Should you receive any inquiries from regulatory agencies, trade organizations, analysts or news agencies you should follow the established protocol of referring them to Peter Burlage or Ron McCrummen.

When in doubt about what you should and should not communicate, you should choose to defer responding and commit to forward their question to the right person rather than guess or speculate on the answer.

29.	I know people at CECO – can I contact them to find out more information about the company and what they are planning?

A.	No. It is important to keep in mind that we are still separate companies, and need to continue to operate as such. Communications with CECO regarding the merger and future integration will be managed by the merger project team. Individual employees should not make individual contact (personal or professional) with employees of CECO without the permission of Peter Burlage or Ron McCrummen.

30.	How will you keep us updated on what’s happening?

A.	We are committed to keeping you updated on our progress, but it’s important for us all to understand that there are limitations on what and when we can communicate specific details. We’ll communicate via e-mail and face-to-face, including through the leaders of each business unit. In the communication to all Peerless employees on May 4, 2015 we will recommend that they email questions to Mike McGee at HR@peerlessmfg.com. Responses to questions received will be periodically distributed.

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REQUIRED LEGAL DISCLOSURE

Important Information for Investors and Stockholders

The information in this document is not a substitute for the prospectus/proxy statement that CECO Environmental Corp. (“CECO”) and PMFG, Inc. (“PMFG”) will file with the SEC, which will include a prospectus with respect to shares of CECO common stock to be issued in the merger and a proxy statement of each of CECO and PMFG in connection with the merger between CECO and PMFG (the “Prospectus/Proxy Statement”). The Prospectus/Proxy Statement will be sent or given to the stockholders of CECO and PMFG when it becomes available and will contain important information about the merger and related matters, including detailed risk factors. CECO’S AND PMFG’S SECURITY HOLDERS ARE ADVISED TO READ THE PROSPECTUS/PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Prospectus/Proxy Statement and other documents that will be filed with the SEC by CECO and PMFG will be available without charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to (1) CECO Environmental Corp., by mail at 4625 Red Bank Road Suite 200, Cincinnati, Ohio 45227, Attention: Investor Relations, by telephone at 800-333-5475 or by going to CECO’s Investor page on its corporate website at www.cecoenviro.com; or (2) PMFG, Inc., by mail at 14651 North Dallas Parkway, Suite 500, Dallas, Texas 75254, Attention: Investor Relations, by telephone at 877-879-7634, or by going to PMFG, Inc.’s Investors page on its corporate website at www.pmfginc.com. A final proxy statement or proxy/prospectus statement will be mailed to stockholders of CECO and PMFG as of their respective record dates.

The information in this document is neither an offer to sell nor the solicitation of an offer to sell, subscribe for or buy any securities, a solicitation of any vote or approval in any jurisdiction pursuant to the proposed transactions or otherwise.

Proxy Solicitation

CECO and PMFG, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transactions and may have direct or indirect interests in the proposed transactions. Information about the directors and executive officers of CECO is set forth in the proxy statement for its 2015 annual meeting of shareholders filed with the SEC on April 10, 2015, and in its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on March 18, 2015. Information about the directors and executive officers of PMFG is set forth in the proxy statement for its 2014 annual meeting of shareholders filed with the SEC on October 16, 2014, and in its Annual Report on Form 10-K for the fiscal year ended June 28, 2014 filed with the SEC on September 10, 2014. Investors may obtain additional information regarding the interests of such participants in the proposed transactions by reading the Prospectus/Proxy Statement for such proposed transactions when it becomes available.

Safe Harbor for Forward-Looking Statements

Any statements contained in this document other than statements of historical fact, including statements about management’s beliefs and expectations of the proposed merger and related transactions and future results, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and should be evaluated accordingly. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties include the ability to complete the proposed merger and related transactions between CECO and PMFG; the receipt of regulatory and shareholder approvals; the availability of financing contemplated by the bank commitment obtained by CECO; the ability to successfully integrate CECO’s and PMFG’s operations, product lines, technologies and employees; the ability to realize revenue and customer growth opportunities, combined revenue goals, marketing and cost synergies from the proposed merger between CECO and PMFG in a timely manner or at all; factors related to the businesses of CECO and PMFG including economic, political and financial market conditions generally and economic conditions in CECO’s and PMFG’s target markets; the effect of the merger and related transactions on each of CECO’s and PMFG’s infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; changes in or

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developments with respect to any litigation or investigation; unknown, underestimated or undisclosed commitments or liabilities; the potential impact of the announcement or consummation of the proposed transactions on the parties’ relationships with third parties, which may make it more difficult to maintain business and operational relationships; the substantial amount of debt expected to be incurred in connection with the proposed merger and CECO’s ability to repay or refinance it, incur additional debt in the future or obtain a certain debt coverage ratio; diversion of management time from each of CECO’s and PMFG’s ongoing operations; the impact of federal, state or local government regulations; and the effect of competition in the air pollution control and industrial ventilation industry.

These and other risks and uncertainties are discussed in more detail in CECO’s and PMFG’s current and future filings with the SEC, including CECO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 under the heading “Item 1A. Risk Factors,” which was filed with the SEC on March 18, 2015 and PMFG’s Annual Report on Form 10-K for the fiscal year ended June 28, 2014 under the heading “Item 1A. Risk Factors,” which was filed with the SEC on September 10, 2014. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only as of the date the statement is made. All forward-looking statements attributable to CECO or PMFG or persons acting on behalf of either CECO or PMFG are expressly qualified in their entirety by the cautionary statements and risk factors contained in this document, and CECO’s and PMFG’s respective filings with the SEC. CECO and PMFG disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

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